UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 28, 2007
DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50577 (Commission File Number)	33-0728374 (I.R.S. Employer Identification No.)
2929 Seventh Street, Suite 100
Berkeley, California 94710
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 848-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
     In a press release dated June 28, 2007, Dynavax Technologies Corporation (“Dynavax”) announced that it has entered into a license agreement with Coley Pharmaceutical Group, Inc. (“Coley”) relating to certain of Coley’s TLR Therapeutics™ patents. Under the terms of the agreement, Dynavax receives a non-exclusive license under Coley’s immunostimulatory oligonucleotide patent estate for the commercialization of HEPLISAV™, a hepatitis B prophylactic vaccine, currently in Phase 3 clinical trials. Dynavax will make a $5.0 million up-front payment to Coley. Coley is also eligible to receive up to an additional $5.0 million upon regulatory approvals of HEPLISAV™, as well as royalty payments for any future sales of HEPLISAV™.
     The press release dated June 28, 2007, titled “Coley Pharmaceutical Group Grants Dynavax License for Commercialization of HEPLISAV™” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated June 28, 2007, entitled “Coley Pharmaceutical Group Grants Dynavax License for Commercialization of HEPLISAV™.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynavax Technologies Corporation
Dated: July 2, 2007	By:	/s/ Michael Ostrach
Michael Ostrach, Vice President, Chief
Business Officer and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release, dated June 28, 2007, entitled “Coley Pharmaceutical Group Grants Dynavax License for Commercialization of HEPLISAV™.”

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